Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-99112 and No. 333-6859 of Monterey Bay Bancorp, Inc. on Form S-8 of our report dated January 29, 2002, appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp Inc. for the year ended December 31, 2001.





/s/ Deloitte & Touche LLP


San Francisco, California
March 25, 2002


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